UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2015

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-53942
(Commission File Number)

20-0215404
(IRS Employer Identification No.)

13,000 Chemin Belanger
Mirabel, Quebec, Canada J7J 2N8
(Address of principal executive offices)

Registrant’s telephone number, including area code: 450-434-4344

Office 205 – 290 Lakeshore Road
Pointe-Claire, Quebec, Canada H9S 4L3
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 18, 2015, Richard Groome tendered his resignation as a director of Urban Barns Foods Inc. (the “Company”) and the Company’s subsidiaries. Mr. Groome’s resignation was not due to any disagreement with the Company regarding its operations, policies, practices or otherwise.

As a result of Mr. Groome’s resignation, the number of directors on the Company’s Board of Directors decreased from four to three. The remaining directors are Horst Hueniken, Robyn Jackson and Jeremy Kendall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 24, 2015	Urban Barns Foods Inc.
(Registrant)

By:	/s/ Horst Hueniken
Horst Hueniken
President, Chief Executive Officer, Secretary,
Treasurer, Director